Exhibit 99.1

Press Release

AuthenTec Shareholders Approve Issuance of Common Stock
Pursuant to UPEK Merger

MELBOURNE, Fla., December 20, 2010 – AuthenTec (NASDAQ: AUTH), a leading provider of security and identity management solutions, announced today that its shareholders approved the issuance of shares of AuthenTec common stock pursuant to its merger with UPEK, Inc.

Following the recommendation of AuthenTec’s Board of Directors and management team, an overwhelming majority of AuthenTec stockholders approved the issuance of 7,984,281 shares of AuthenTec stock to fully satisfy the principal balance of the promissory note issued at the time of the UPEK transaction, which was announced on September 7, 2010.  Votes were tabulated and announced at a Special Meeting of Shareholders held on Friday, December 17, at AuthenTec’s headquarters in Melbourne, Fla.

“We thank our shareholders for supporting the Board of Directors’ recommendation that the Company issue shares of stock to complete our transaction with UPEK,” said AuthenTec Chairman Bill Washecka.  “Our board and management strongly believe that this decision allows AuthenTec to maintain its strong cash position and continue to execute on its strategic objectives.”

“With this milestone we have completed our transaction with UPEK and taken another important step in the evolution of our company,” said AuthenTec CEO Larry Ciaccia.  “I’m pleased with the continuing progress of our integration and the steps we have made to achieve annualized synergies of $10 million in 2011. The addition of UPEK provides AuthenTec greater scale as well as customer and market diversity, enabling us to build on our leadership position in security and identity management.”

Forward Looking Statements:
This press release contains statements that may relate to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to our expectations that the Company will be able to capitalize on synergistic opportunities between our ESS and Smart Sensor businesses, design wins resulting in new product shipments and the timing and volume of such shipments and revenue, receiving fingerprint sensor revenue from 9 of the top 10 PC OEMs next year as well as several wireless manufacturers,  generating our first TrueSuite software revenues based on as many as six PC OEMs we now count as future customers, revenue, operating expenses and net loss for the third quarter, growth in Smart Sensor revenue in the fourth quarter and growth in 2011.   Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: the Company’s ability to integrate the UPEK business, the Company’s ability to operate the acquired business profitably, demand for, and market acceptance of, new and existing fingerprint sensors, identity management software and embedded security products, the Company’s ability to secure design wins for enterprise and consumer laptops, wireless devices and products aimed at Government markets, customer design wins materializing into production programs, the timely introduction of new products, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on March 17, 2010. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec
AuthenTec is the world’s #1 provider of fingerprint sensors, identity management software, and embedded security solutions.   AuthenTec security and identity management solutions address enterprise, consumer and government applications for a growing base of top tier global customers.  Already shipped on hundreds of millions of devices, the Company's smart sensor products, software and embedded security solutions are used virtually everywhere, from the PC on your desk to the mobile device in your hand to the server in the cloud.  AuthenTec offers developers and users secure and convenient ways to manage today's rapidly evolving digital identities and security needs.  For more information, visit www.authentec.com or follow us at twitter.com/authentecnews.

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Investor Contact:	Media Contact:
Brett L. Perry	Brent Dietz
Director of Investor Relations	AuthenTec Director of Communications
Shelton Group	+1-321-308-1320
+1-972-239-5119, ext. 159	brent.dietz@authentec.com
bperry@sheltongroup.com